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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               _________________


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): August 14, 2001



                         SPINNAKER EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                      001-16009             76-0560101
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
     of incorporation)                                      Identification No.)

    1200 Smith Street, Suite 800
            Houston, Texas                                      77002
(Address of principal executive offices)                      (Zip code)

       Registrant's telephone number, including area code: (713) 759-1770
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ITEM 5.  OTHER EVENTS

DERIVATIVES AND HEDGING ACTIVITIES

  Spinnaker Exploration Company (the "Company" or "Spinnaker") enters into New York Mercantile Exchange ("NYMEX") related collar arrangements and swap contracts from time to time, with the objective of reducing its exposure to fluctuations in natural gas and oil prices. The Company has recently entered into new natural gas collar arrangements as well as additional natural gas swap contracts. The following discusses these arrangements and contracts as well as those reported in prior filings with the Securities and Exchange Commission ("SEC").

Recent Natural Gas Collar Arrangements

  Subsequent to filing its Form 10-Q for the three and six months ended June 30, 2001 (the "Form 10-Q") with the SEC on August 13, 2001, the Company entered into natural gas collar arrangements on daily volumes of 15,000 million British thermal units (MMBtus) for September and October 2001 at a NYMEX floor price of $3.00 per MMBtu and ceiling price of $3.43 per MMBtu.

Recent Natural Gas Swap Contracts

  Subsequent to filing the Form 10-Q, the Company entered into additional natural gas swap contracts. These swap contracts on average daily volumes are as follows:

  . 15,000 MMBtus at a weighted average price of $3.19 per MMBtu in September and October 2001; and

  . 20,000 MMBtus at a weighted average price of $3.73 per MMBtu for the period January through December 2002.

Summary of Commodity Price Risk Management Positions

  The Company's current commodity price risk management positions consist of the aforementioned natural gas collar arrangements and natural gas swap contracts, as well as those previously reported. In summary, Spinnaker's current commodity price risk management positions on average daily volumes are as follows:

  2001

  Natural Gas Collar Arrangements

  . 15,000 MMBtus at a NYMEX floor price of $3.00 per MMBtu and ceiling price of $3.43 per MMBtu for September and October 2001.

  Natural Gas Swap Contracts

  . 65,000 MMBtus at a weighted average price of $3.28 per MMBtu in the third quarter of 2001 (September only); and

  . 48,152 MMBtus at a weighted average price of $3.36 per MMBtu in the fourth quarter of 2001.

  2002

  Natural Gas Swap Contracts

  . 40,000 MMBtus at a weighted average price of $3.65 per MMBtu for the period January through December 2002.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPINNAKER EXPLORATION COMPANY


Date:  August 24, 2001               By: /s/ ROBERT M. SNELL
                                        --------------------------------------
                                        Robert M. Snell
                                        Vice-President, Chief Financial Officer
                                        and Secretary